                                                                   EXHIBIT 10.47


                          LOAN MODIFICATION AGREEMENT
                          ---------------------------

     This Loan Modification Agreement ("Agreement") is made this 29th day of December, 1999, by and between PROVENA FOODS INC., a California corporation ("Borrower"), and COMERICA BANK-CALIFORNIA, a California banking corporation ("Lender").

                                   RECITALS
                                   --------

     This Agreement is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

      A. Pursuant to a Reimbursement Agreement by and between Lender and Borrower date October 1, 1998 (the "Reimbursement Agreement"), Lender issued a letter of credit (the "Letter of Credit") for the account of Borrower in the amount of Four Million Sixty Thousand Dollars ($4,060,000) to support an issuance of tax exempt bonds used to finance the purchase and construction of a manufacturing project located in the City of Lathrop, County of San Joaquin, State of California (the "Project").

     B. Borrower's obligations under the Reimbursement Agreement and all documents, instruments and agreements executed in connection for the Environmental Indemnity, defined in Recital C below, are secured by, among other things, a Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) dated October 1, 1998, encumbering the Project, which Deed of Trust was recorded on October 19, 1998, in the Official Records, Office of the County Recorder of San Joaquin County, State of California as Instrument Number 98123385 (the "Project Deed of Trust") and a Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) dated October 1, 1998, encumbering certain real property owned by Borrower which Deed of Trust was recorded on October 7, 1998, in the Official Records, Office of the County Recorder of San Bernardino County, State of California, as Instrument Number 98-427954 (the "Chino Deed of Trust") (collectively, the "Deeds of Trust").

     C. In addition, in connection with the issuance of the Letter of Credit, Borrower executed an Environmental Indemnity dated October 1, 1998, in favor of Lender (the "Environmental Indemnity dated October 1, 1998, in favor of Lender (the "Environmental Indemnity"). The Environmental Indemnity is not secured by either of the Deeds of Trust.

     D. Borrower's obligations under the Reimbursement Agreement are further secured by a Security Agreement dated October 1, 1998 (the "Security Agreement"), perfected by a Financing Statement, UCC-1, filed in the Office of the California Secretary of State on August 25, 1998, 1998, filing number 98-23860616. Lender's security interest in the personal property described in the Deeds of Trust is perfected by a Financing Statement, UCC-1, recorded in the Official Records of San Joaquin County on Instrument No. 98123386 on October 19, 1998 and by a Financing Statement UCC-1 recorded in the Official Records of San Bernardino County as Instrument No. 19980454719 on October 26, 1998.

      E. The Reimbursement Agreement, the Deeds of Trust, the Security Agreement and all other documents and instruments executed by Borrower in connection with the issuance of the Letter of Credit (as amended by this Agreement) are collectively referred to herein as the "Loan Documents". Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Loan Documents.

      F. Borrower has requested that Lender make an additional loan to Borrower in the principal amount of One Million Two Hundred Eighty Thousand Dollars ($1,280,000)(the "New Loan").

      G. Lender is willing to consent to make the New Loan on the terms and conditions set forth herein, provided that on or before Effective Date (defined below) Lender is in receipt of (i) the Recorded Notice of Completion for the Project, (ii) the Certificate of Occupancy for the Project, issued by the City of Lathrop, and (iii) all U.S. Department of Agriculture permits necessary for the operation of the Project.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

      1.    Recitals.  The foregoing recitals of facts and understandings of the
            --------
parties are incorporated herein as the agreement of the parties.

      2.    New Loan.  The New Loan shall be evidenced by a promissory note in
            --------
the form attached hereto as Exhibit A executed by Borrower in favor of Lender (the "New Note"). On or before the Effective Date, Borrower shall deliver to Lender the New Note.

      3.    Interest Rate; Payment Terms.  Subject to the occurrence of the
            ----------------------------
Effective Date, the terms of the New Note are as follows:

            (a)    Interest Rate.  Commencing on the date of the initial advance
                   -------------
of the New Loan, amounts outstanding under the New Note shall accrue interest at the rate of nine and 10/100 percent (9.10%) per annum.

      Except as expressly set forth in this Agreement to the contrary, interest shall be computed and shall be payable on the basis described in the New Note.

      From and after the maturity date (whether by acceleration or otherwise, and before as well as after judgment) amounts outstanding under the New Note shall accrue interest at the default interest rate set forth in the New Note.

            (b)    Payments Terms.  Principal and interest shall be payable as
                   --------------
follows:

                   (i) Commencing on the date of the initial advance of the New Loan, and continuing thereafter on the first date of each month until the principal and all accrued interest are fully paid, monthly installments of principal and interest in the amount of Ten Thousand Eight Hundred Twenty-Nine and 50/100 Dollars ($10,829.50), together with interest accrued on the principal balance outstanding under the New Note from time to time at the rate set forth above, except that the final payment of all outstanding principal and all accrued interest, if not paid sooner, shall be due and payable on December 29, 2024.

No partial payment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable thereunder until the entire balance of principal and interest shall have been paid in full.

           (c)  Interest Accrual.  From the date of the initial advance of the
                ----------------
New Loan, interest shall continue to accrue on amounts outstanding under the New Note at the rate specified therein. All accrued interest shall be due and payable on the maturity date.

     4.    Supplements to Deed of Trust.  On or before the Effective Date,
           ----------------------------
Borrower shall deliver to Lender a duly executed and acknowledged supplement to each Deed of Trust, which supplements shall be in the form attached hereto as Exhibit B (each individually, an "Agreement Supplementing Deed of Trust," and
---------
collectively, the "Agreements Supplementing Deeds of Trusts"). The Agreement Supplementing Deed of Trust relating to the Project property shall be recorded on or before the Effective Date in the Official Records of San Joaquin County and the Agreement Supplementing Deed of Trust relating to the property subject to the Chino Deed of Trust (the "Chino Property") shall be recorded on or before the Effective Date in the Official Records of San Bernardino County. Any reference to the Deeds of Trust herein or in any other Loan Documents shall mean the Deeds of Trust as supplemented by the Agreements Supplementing Deeds of Trust.

     5.    Amendment of the Security Agreement and Environmental Agreement.  The
           ---------------------------------------------------------------
Security Agreement and the Environmental Agreement are hereby supplemented and amended to provide that such Security Agreement and Environmental Indemnity secure the payment of all amounts due under the New Note.

     6.    Effective Date.  For purposes of this Agreement, the term "Effective
           --------------
Date" shall mean the date upon which all the following conditions have been satisfied:

           (a) there shall have been delivered to Lender each of the following, in form and substance satisfactory to Lender and its outside counsel, duly executed and acknowledged as appropriate:

                (i)   this Agreement;

                (ii)  the New Note;

                (iii) the Agreements Supplementing Deeds of Trust;

                (iv) a CLTA 108.8 and 110.5 endorsement on each of Lender's existing title policies for the Project and the Chino Property;

                (v)   the Recorded Notice of Completion for the Project;

                (vi) the Certificate of Occupancy for the Project, issued by the City of Lathrop; and

                (vii) all the U.S. Department of Agriculture permits necessary for the operation of the Project.

           (b) Borrower shall have paid the fees and expenses of Lender's outside counsel, as described in Section 7 below, as well as any title insurance fees and escrow fees and other costs and expenses incurred or payable by Lender or Borrower in connection herewith.

     If the foregoing conditions and any other conditions set forth in this Agreement shall not have been satisfied and all other covenants and agreements by Borrower set forth herein shall not have been performed on or before January 31, 2000, Lender, in its sole discretion, shall have the right at any time thereafter to terminate this Agreement by giving Borrower written notice of such termination. Upon the giving of such notice, this Agreement shall terminate and the agreements of Lender contained herein shall be null and void.

     7.    Payment of Expenses.  Borrower shall pay all reasonable out-of-pocket
           -------------------
expenses of Lender (including but not limited to fees and costs of Lender's outside counsel) incident to the preparation, execution and delivery of this Agreement (including work performed prior to the date hereof).

     8.    Events of Default.  If one or more of the following described events
           -----------------
shall occur, it shall be an "Event of Default" under this Agreement, the New Note, the Reimbursement Agreement, the Deeds of Trust and the Loan Documents:

           (a) Borrower shall fail to perform or observe any of the provisions of this Agreement, the New Note, the Deeds of Trust or the Loan Documents.

     9.    Representations and Warranties.  As an inducement to Lender to enter
           ------------------------------
into this Agreement, Borrower hereby reaffirms as of the date hereof all representations and warranties set forth in the Loan Documents and further represents and warrants to Lender as follows:

           (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and is authorized to do business in each jurisdiction in which its ownership of property or conduct of business legal requires such authorization, and has full power, authority, and legal right to own its properties and assets and to conduct its business as currently conducted.

           (b) Borrower has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and any documents executed pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby.

           (c) The execution, delivery, and performance by Borrower of its obligations under this Agreement have been duly authorized by all necessary action, and do not and will not require any registration with consent or approval of, notice to, or any action by, any person. The documents specified above constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

           (d) The execution and delivery of this Agreement and the documents executed pursuant to this Agreement, and compliance with their respective terms as contemplated herein, will not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge, or encumbrance upon any properties of Borrower pursuant to, or constitute a default (or result in an occurrence of any event for which any holder of holders of indebtedness for money borrowed may declare the same due and payable) under any indenture, agreement, order, judgment, or instrument under which Borrower is a party or by which Borrower or its property may be bound or affected, and will not violate any provision of applicable law.

          (e) There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower at law or in equity, before or by any person, which, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower, nor is Borrower in violation or default with respect to any order, writ, injunction, demand or decree of any court or any person or in violation or default in any material respect under any indenture, agreement or other instrument under which Borrower is a party or may be bound under which the consequences of such default might materially and adversely affect the business, properties or condition (financial or otherwise) of Borrower.

          (f) Borrower has good and marketable title to the Project, and the Project is not subject to any lien, claim or interest (including any encumbrance, security interest or mechanics' or materialmen's lien), except for those shown as Exceptions Nos. 1 through 13 of Lender's Preliminary Title Report issued by Chicago Title Insurance Company under their Order No. 3019780-DK dated May 28, 1999, and the Chino Property is not subject to any lien, claim or interest (including any encumbrance, security interest or mechanics' or materialmen's lien), except for those shown as Exceptions Nos. 1 through 6 of Lender's Preliminary Title Report issued by Benefit Land Title Insurance Company under their Order No. 5920135.12 dated June 3, 1999.

     10.   Release.  Borrower does hereby release, discharge and acquit Lender,
           -------
and its officers, directors, shareholders, agents and employees, and their respective successors, heirs and assigns, (collectively, the "Release Parties") of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, causes of action, promises, damages, costs, losses and expenses of every kind, nature, description or character, and irrespective of how, why, or by reason of what facts, which could or may be claimed to exist, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length, which in any way arise out of, are connected with or relate to the Loan, as the same has been modified by this Agreement, or the administration of the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof. Notwithstanding the foregoing, this release shall not apply to the extent of any such rights, claims or the like arising from any acts or omissions of the Released Parties after the Effective Date.

     As to all matters being released by Borrower pursuant to the provisions hereof, Borrower waives any and all rights which it may have under the provisions of California Civil Code section 1542 or under any comparable statute or rule of law. California Civil Code section 1542 provides;

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

     11.  Relationship to Loan Documents.  All terms and conditions of the Loan
          ------------------------------
Documents shall be and remain in full force and effect until the Note and all other amounts secured by the Deeds of Trust or payable by Borrower to Lender hereunder shall have been paid in full. Any reference to any of the Loan Documents from and after the Effective Date shall mean the Loan Documents as amended and modified by this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Loan Documents, the provisions of this Agreement shall control.

     12.  Relationship of Lender and Borrower.  Lender and Borrower intend that
          -----------------------------------
the relationship between them shall be solely that of creditor and debtor.

     13.  Entire Agreement.  This Agreement (together with its exhibits) and the
          ----------------
Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement (together with its exhibits) supersedes all previous negotiations, discussions and agreements between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof.

     14.  Further Documents.  The parties hereto agree to execute and
          -----------------
acknowledge further documents, and to do such other acts as may be reasonably necessary to carry out the terms, provisions and intent of this Agreement.

     15.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     16.  Successors and Assigns.  This Agreement shall be binding on and inure
          ----------------------
to the benefit of the successors and assigns of the parties hereto.

     17.  Counterparts.  This Agreement may be executed in counterparts which
          ------------
together shall constitute but one and the same original.

     18.  Attorneys' Fees.  In the event that legal proceedings or actions,
          ---------------
whether legal or equitable (including a case or a proceeding under the Bankruptcy Code, or any successor statute thereto), are initiated to enforce or interpret any term or provision of this Agreement or to enforce payment of Borrower's obligations to Lender, the prevailing party shall be entitled to recover from the other party reasonable expenses, including attorneys' fees and costs.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                          BORROWER:
                                          --------

                                          PROVENA FOODS INC.,
                                          a California corporation

                                          By:     Thomas J. Mulroney
                                               ----------------------------

                                          Its:       CFO
                                               ----------------------------

                                          LENDER:
                                          ------

                                          COMERICA BANK-CALIFORNIA,
                                          a California Banking Corporation


                                          By:
                                               ----------------------------

                                          Its: ----------------------------

                         NOTE SECURED BY DEED OF TRUST
                           (FIXED RATE, AMORTIZING)

--------------------------------------------------------------------------------
BORROWER'S NAME AND ADDRESS                 OFFICER               MATURITY
                                                                  DATE
--------------------------------------------------------------------------------
Provena Foods, Inc.,                        David Jackson         December 29,
5010 Eucalyptus Avenue                                            2024
Chino, California   91710
--------------------------------------------------------------------------------

$1,280,000                  Chino, California                  December 29, 1999

FOR VALUE RECEIVED, PROVENA FOODS, INC., a California corporation ("Borrower"), jointly and severally, promise(s) to pay to the order of COMERICA BANK-CALIFORNIA, a California Banking Corporation ("Lender"), at its office at 333 W. Santa Clara Street, 2nd Floor, San Jose, California 95113, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of One Million Two Hundred Eighty Thousand Dollars ($1,280,000), or so much thereof as may be advanced from time to time, together with interest from date hereof computed on the principal balances hereof from time to time outstanding at the rate of nine and 10/100 percent (9.10%) per annum. Principal and interest shall be payable in monthly installments of Ten Thousand Eight Hundred Twenty-Nine and 50/100 Dollars ($10,829.50) each on the first day of each calendar month commencing with the first day of February, 2000 and continuing until December 29, 2024 (the "Maturity Date"), on which date the entire balance of principal and interest then unpaid shall be due and payable. Interest shall be computed daily based upon a three hundred sixty (360) day year for the actual number of days elapsed. Should interest not be paid when due, it shall become part of the principal and thereafter bear interest as herein provided. Each payment shall be credited first to interest then due and the remainder to principal. If, on the due date of the first installment of principal and interest, interest is due and accrued for a period of more, or less, than one month, the amount of said installment shall be increased or decreased to the extent that the amount of interest due and accrued exceeds or is less than one month's interest.

Should default be made in the payment of principal or interest when due or in the performance or observance when due of any term, covenant or condition of any deed of trust, security agreement or other agreement (including amendments and extensions thereof) securing or pertaining to this Note, then, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall become immediately due and payable and thereafter bear interest, until paid in full, at the increased rate of five percent (5%) per annum over and above the interest rate contracted for herein as it may vary from time to time. Borrower acknowledges and agrees that during the time that any payment or principal, interest or other amounts due under this Note is delinquent, the holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on the holder's ability to avail itself of other opportunities.
Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such costs and expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that interest at the increased rate of five percent (5%) per annum over and above the interest rate contracted for in this Note represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a fair and reasonable estimate of such costs and expenses. No delay or omission on the part of the holder hereof in exercising any right hereunder, or under any such deed of trust, security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note or under any such deed of trust, security agreement or other agreement.

If any payment of principal or interest under this Note shall not be made within ten (10) calendar days of the date due, a late charge of five percent (5%) of the overdue amount may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payments. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by the holder due to the failure of Borrower to make timely payments. Such late charge shall be paid without prejudice to the right of the holder to collect any other amounts provided to be paid or to declare a default under this Note or under the Deeds of Trust referred to in this Note or from exercising any of the other rights and remedies of the holder, including, without limitation, the right to declare the entire balance of principal and accrued interest then remaining unpaid immediately due and payable.

In no event shall interest accrue or be payable hereon or under any such deed of trust, security agreement or other agreement in excess of the maximum amount of interest permitted on the date hereof by the laws of the State of California.

If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys' fees and costs, incurred by the holder hereof on account of such collection or enforcement, whether or not suit is filed hereon.

Principal and interest shall be payable in lawful money of the United States without setoff, demand or counterclaim. Borrower waives the defense of the statute of limitations in any action on this Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Note or the release of any party liable for this obligation.

Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Note, the property or the improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

This Note is secured by, among other things, a deed of trust, dated as of October 1, 1998, encumbering certain property located in the County of San Joaquin, State of California and a deed of trust dated as of October 1, 1998, encumbering certain property located in the County of

San Bernardino, State of California (each individually, the "Deed of Trust" and collectively, the "Deeds of Trust").

The Deeds of Trust securing the obligation evidenced hereby contain the following provision: "That should Trustor sell, convey, transfer, dispose of or further encumber said property or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do, without the prior written consent of Beneficiary being first had and obtained, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions."

Borrower may prepay this Note in whole or in part on any interest payment date without penalty upon thirty (30) days prior written notice to holder. No partial prepayment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable hereunder until the entire balance of principal and interest shall have been paid in full.


                              BORROWER:
                              --------

                              PROVENA FOODS, INC.

                              By:  Thomas J. Mulroney
                                 ------------------------

                              Its:  CFO
                                  -----------------------


NOTICE: THIS NOTE CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE WHICH MAY RESULT IN INCREASES IN THE INTEREST RATE AND IN MONTHLY INSTALLMENTS.